Exhibit (a) (1) (C)
LETTER TO CLIENTS
DORAL FINANCIAL CORPORATION
Offer to Exchange
Shares of Doral Financial Corporation Common Stock and Pay a Cash Premium for
Outstanding Shares of Doral Financial Corporation
4.75% Perpetual Cumulative Convertible Preferred Stock (CUSIP No. 25811P704)
7.00% Noncumulative Monthly Income Preferred Stock, Series A (CUSIP No. 25811P209)
8.35% Noncumulative Monthly Income Preferred Stock, Series B (CUSIP No. 25811P308)
7.25% Noncumulative Monthly Income Preferred Stock, Series C (CUSIP No. 25811P407)
Pursuant to the Offer to Exchange dated May 7, 2009
To Our Clients:
          We are enclosing herewith the documents listed below relating to the exchange offer by Doral Financial Corporation (“Doral” or the “Company”), of a number of properly tendered and accepted shares of preferred stock (collectively, the “Preferred Stock” and each series of Preferred Stock, a “series”) for newly issued shares of Doral’s common stock, par value $0.01 per share (the “Common Stock”), plus a cash payment (the “cash premium”) in accordance with the assigned acceptance priority levels (each, an “acceptance priority level”) and the maximum aggregate liquidation amount of preferred stock that will be accepted for each series (each, an “acceptance priority cap”) as described below. The terms and conditions of the exchange offer are set forth in the offer to exchange dated May 7, 2009 (the “Offer to Exchange”) and the Letter of Transmittal dated May 7, 2009 (the “Letter of Transmittal”). Subject to the terms and conditions of the exchange offer, including the proration terms described in the Offer to Exchange, shares of Preferred Stock properly tendered (and not withdrawn) will be accepted in order of the acceptance priority levels, with acceptance priority level 1 being the highest priority level. The aggregate liquidation amount of Preferred Stock accepted in the exchange offer will be subject to a maximum of $200,000,000 and any applicable acceptance priority cap.
          The table below sets forth, among other things, each series of Preferred Stock that is the subject of the exchange offer and, with respect to each series, the acceptance priority level, the acceptance priority cap, the number of shares of Common Stock and cash premium that we are offering for each share of Preferred Stock (the “exchange offer consideration”), and the total exchange offer consideration as a percentage of the liquidation amount. Certain terms used but not defined herein have the meanings ascribed to them in the Offer to Exchange.

			Acceptance Priority		Exchange Offer Consideration Per Share
								Total
		Aggregate						Consideration
	Liquidation	Liquidation						as % of
	Amount per	Amount			Common	Cash	Total	Liquidation
Title of Security	Share	Outstanding	Level	Cap	Shares *	Premium	Consideration*	Amount
4.75% Perpetual Cumulative Convertible Preferred Stock	$250.00	$345,000,000	1	$155,250,000	8.762	$12.50	$50.00	20.0%
7.00% Noncumulative Monthly Income Preferred Stock, Series A	$50.00	$74,750,000	2	$33,637,500	2.161	$2.00	$11.25	22.5%
8.35% Noncumulative Monthly Income Preferred Stock, Series B	$25.00	$50,000,000	2	$22,500,000	1.081	$1.00	$5.63	22.5%
7.25% Noncumulative Monthly Income Preferred Stock, Series C	$25.00	$103,500,000	2	$46,575,000	1.081	$1.00	$5.63	22.5%

*	The number of shares of common stock offered per share of preferred stock is calculated by using a fraction, the numerator of which is the exchange offer consideration per share of preferred stock for a particular series less the cash premium offered per such share of preferred stock and the denominator of which is $4.28 per offered share of common stock, the average of closing prices per share of common stock for the 20-day period immediately preceding the date of this offer to exchange. Total consideration is the amount of the cash premium plus the value of the common shares offered based on a price per share of $4.28. Since the number of shares of common stock to be issued in the exchange offer is fixed, changes in the trading prices of the common stock will result in the market value of the common stock you receive in exchange for tendering your shares being different than the value reflected in the table above.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 8, 2009, UNLESS EXTENDED OR EARLIER TERMINATED BY DORAL (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER TO BE ELIGIBLE TO RECEIVE THE CASH AND SHARES OF COMMON STOCK OFFERED UPON TENDER OF THE PREFERRED STOCK PURSUANT TO THE EXCHANGE OFFER, HOLDERS OF PREFERRED STOCK (“HOLDERS”) MUST TENDER AND NOT WITHDRAW THEIR PREFERRED STOCK BEFORE 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.
          Only Preferred Stock validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange.
          For your information, enclosed herewith are copies of the following documents:
1.	Offer to Exchange; and

2.	Letter of Transmittal (together with accompanying Substitute Form W-9 and related Guidelines).
          The exchange offer is subject to certain conditions. Please see the section of the Offer to Exchange entitled “The Exchange Offer—Conditions of the Exchange Offer.”
          Doral will not pay any fee, commission or expense to any broker or dealer or to any other persons (other than to the Exchange Agent and the Information Agent) in connection with the solicitation of tenders of the shares of Preferred Stock pursuant to the Offer to Exchange. Doral will not pay or cause to be paid any transfer taxes payable on the transfer of the shares of Preferred Stock to Doral, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.
          We are the holder of your Preferred Stock through our account with The Depository Trust Company (“DTC”). A tender of Preferred Stock can be made only by us as a DTC participant and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Preferred Stock held by us for your account.
          We request instructions as to whether you wish to tender any or all of the Preferred Stock held by us through our DTC account pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal.
          We urge you to read the Offer to Exchange, including the documents incorporated by reference therein, and the Letter of Transmittal carefully before instructing us to tender your shares of Preferred Stock. You may use the attached form to give your instructions.
PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR PREFERRED STOCK PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT
To The Depository Trust Company Participant:
          The undersigned hereby acknowledges receipt of the Offer to Exchange, dated May 7, 2009 (the “Offer to Exchange”) of Doral Financial Corporation (“Doral” or the “Company”), and the accompanying letter of transmittal (the “Letter of Transmittal”), which together set forth the terms and conditions of the offer by Doral to exchange a number of properly tendered and accepted shares of preferred stock listed in the table below (collectively, the “Preferred Stock” and each series of Preferred Stock, a “series”) for newly issued shares of Doral’s common stock, par value $0.01 per share (the “Common Stock”), plus a cash payment (the “cash premium”) in accordance with the assigned acceptance priority levels (each, an “acceptance priority level”) and the maximum aggregate liquidation amount of preferred stock that will be accepted for each series (each, an “acceptance priority cap”) as described below. The terms and conditions of the exchange offer are set forth in the Offer to Exchange dated May 7, 2009 and the Letter of Transmittal. Subject to the terms and conditions of the exchange offer, including the proration terms described in the Offer to Exchange, shares of Preferred Stock properly tendered (and not withdrawn) will be accepted in order of the acceptance priority levels, with acceptance priority level 1 being the highest priority level. The aggregate liquidation amount of Preferred Stock accepted in the exchange offer will be subject to a maximum of $200,000,000 and any applicable acceptance priority cap.
          The table below sets forth, among other things, each series of Preferred Stock that is the subject of the exchange offer and, with respect to each series, the acceptance priority level, the acceptance priority cap, the number of shares of Common Stock and cash premium that we are offering for each share of Preferred Stock (the “exchange offer consideration”), and the total exchange offer consideration as a percentage of the liquidation amount. Certain terms used but not defined herein have the meanings ascribed to them in the Offer to Exchange.

			Acceptance Priority		Exchange Offer Consideration Per Share
								Total
		Aggregate						Consideration
	Liquidation	Liquidation						as % of
	Amount per	Amount			Common	Cash	Total	Liquidation
Title of Security	Share	Outstanding	Level	Cap	Shares *	Premium	Consideration*	Amount
4.75% Perpetual Cumulative Convertible Preferred Stock	$250.00	$345,000,000	1	$155,250,000	8.762	$12.50	$50.00	20.0%
7.00% Noncumulative Monthly Income Preferred Stock, Series A	$50.00	$74,750,000	2	$33,637,500	2.161	$2.00	$11.25	22.5%
8.35% Noncumulative Monthly Income Preferred Stock, Series B	$25.00	$50,000,000	2	$22,500,000	1.081	$1.00	$5.63	22.5%
7.25% Noncumulative Monthly Income Preferred Stock, Series C	$25.00	$103,500,000	2	$46,575,000	1.081	$1.00	$5.63	22.5%

*	The number of shares of common stock offered per share of preferred stock is calculated by using a fraction, the numerator of which is the exchange offer consideration per share of preferred stock for a particular series less the cash premium offered per such share of preferred stock and the denominator of which is $4.28 per offered share of common stock, the average of closing prices per share of common stock for the 20-day period immediately preceding the date of this offer to exchange. Total consideration is the amount of the cash premium plus the value of the common shares offered based on a price per share of $4.28. Since the number of shares of common stock to be issued in the exchange offer is fixed, changes in the trading prices of the common stock will result in the market value of the common stock you receive in exchange for tendering your shares being different than the value reflected in the table above.
          This will instruct you as to the action to be taken by you, for the account of the undersigned, relating to the Offer to Exchange.

          The aggregate principal amount of Preferred Stock held by you through your account with The Depository Trust Company (“DTC “) for the account of the undersigned is (fill in amount): $___ aggregate liquidation amount of Preferred Stock.
          With respect to the Offer to Exchange, the undersigned hereby instructs you (check appropriate box):
☐	To TENDER the following shares of Preferred Stock held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal (insert aggregate principal amount of Preferred Stock to be tendered, if any).

Existing Preferred Stock With Regard to Which
Consents are to be Delivered	Aggregate Liquidation Amount of Preferred Stock.*

4.75% Perpetual Cumulative Convertible Preferred Stock	$

8.35% Noncumulative Monthly Income Preferred Stock, Series B	$

7.25% Noncumulative Monthly Income Preferred Stock, Series C	$

7.00% Noncumulative Monthly Income Preferred Stock, Series A	$
☐	NOT to TENDER any aggregate principal amount of shares of Preferred Stock held by you for the account of the undersigned.
Dated:                                         , 2009
Signature(s): **
Print name(s) here: **
Print Address(es): **
Area Code and Telephone Number(s):
Tax Identification or Social Security Number(s):
My account number with you:

*	Unless otherwise indicated, the entire liquidation amount held for the account of the undersigned will be tendered.

**	If shares of Preferred Stock are beneficially owned by two or more beneficial owners, all such owners must sign.

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